Exhibit 10.3
ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment Agreement (“Agreement”), dated as of May 19, 2011, is entered into by and between Bonanza Gold Corp., a Nevada corporation with a principal address at 2415 East Camelback Road, Suite 700, Phoenix, AZ  85016 (“Assignor”), and Precious Metals Exploration, Ltd., a company formed under the laws of Sweden with a principal address at Fabriksgaten 7 Gothenbuurg 412 50, Sweden (“Assignee”).

WITNESSETH:

WHEREAS, Assignee and Cold Gin Corporation, a Delaware corporation (“Cold Gin”), are parties to two Asset Purchase Agreements, both dated December 10, 2010, attached hereto as Schedule A and Schedule B, respectively (the “Purchase Agreements”), pursuant to which Cold Gin acquired all of the rights, title and interest in and to the assets set forth on Exhibit A hereto (the “Assets”);

WHEREAS, on December 27, 2010, Assignor entered into an Agreement and Plan of Reorganization with Cold Gin, pursuant to which Cold Gin merged with and into Assignor, with Assignor being the surviving corporation;

WHEREAS, Assignor and Assignee have agreed to terminate the Purchase Agreements in their entirety pursuant to a Termination Agreement, dated of even date herewith (the “Termination Agreement”), and Assignor has agreed to assign all of its rights, title and interest in and to the Assets to Assignee.

NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.           Assignment of the Assets.  Assignor does hereby assign and transfer unto Assignee, all of its rights, title and interest in and to the Assets, whatsoever effective on and after the date hereof.

2.           Assumption of Assignment.  Assignee hereby accepts the assignment of the Assets from Assignor.

3.           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Nevada excluding its conflict of laws rules.

4.           Entire Agreement. This Agreement and the Termination Agreement constitutes the entire Agreement between the parties specifically pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties specifically pertaining to the subject matter hereof.

5.           Amendment; Waiver.  No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid and binding on either party unless mutually assented to in writing by both parties.  The failure of any party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by any party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.  The express waiver by any party of any provision, condition or requirement of this Agreement will not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

6. Counterparts.  This Agreement may be executed in counterparts or duplicate originals, all of which shall be regarded as one and the same instrument.

7. Captions and Headings.  The captions and headings used in this Agreement are used for convenience only and are not to be given any legal effect.

8. Further Assurances.  The parties will, from time to time, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BONANZA GOLD CORP.

By:	/s/ Lynn Harrison
Name: Lynn Harrison
Title: President

PRECIOUS METALS EXPLORATION, LTD.

By:	/s/ Steven Drayton
Name: Steven Drayton
Title: President

Exhibit A

Assets

1.  An undivided 100% interest in 2 patented claims, 6 federal claims and 25 prospects comprising 660 acres near Kingman, Arizona.

The “Property” is defined as follows:

A)    Fountain Head – patented (a lode mining claim in the Walapai Mining District, being shown on Mineral Survey No. 1942, as filed in the Bureau of land Management, and as granted by Patent recorded in Book 16 0f Deeds, page 524; situate in section 4, Township 22 North, Range 17 West of the Gila and Salt River Base and Meridian, Mohave County, Arizona.)
B)    Eagle – patented (a lode mining claim in the Walapai Mining District, being shown on Mineral Survey No. 1943, as filed in the Bureau of land Management, and as granted by Patent recorded in Book 16 0f Deeds, page 527; situate in section 4, Township 22 North, Range 17 West of the Gila and Salt River Base and Meridian, Mohave County, Arizona.). Plus 6 federal claims are located in sections 4 and %, town ship 22 North, Range 17 west of the Gila and Salt River Base and Meridian.
C)     Golden Wonder – federal
D)    Holy Smoke – federal
E)     High Grade Vein – federal
F)    Bluebell – federal
G)    Bluebell Extension – federal
H)    Golden Legion – federal

Plus 25 Prospects each representing 20 acres adjacent to the claims outlined above, and detailed here:

        EAGLE NO.1, as recorded at Fee No.  2010056292
        MINERS HOPE, as recorded at Fee No.  2010056293;
        EAGLE NO.2, as recorded at Fee No.  2010056294;
        EAGLE NO. 3, as recorded at Fee No.  2010056295;
        NEW YEARS, as recorded at Fee No.  2010056296;
        NIGHTHAWK NO. 1, as recorded at Fee No.  2010056297;
        NIGHTHAWK NO.2, as recorded at Fee No.  2010056298;
        CASHIER, as recorded at Fee No.  2010056299;
        MINT NO.3, as recorded at Fee No.  2010056300;
        MINT NO. 2, as recorded at Fee No.  2010056301;
        MINT NO. 1, as recorded at Fee No.  2010056302;
        DUTCHMEN,  as recorded at Fee No.  2010056303;
        D&B,  as recorded at Fee No.  20100562304;
        DUKE, as recorded at Fee No.  2010056305;
        LITTLE BOY 1, as recorded at Fee No.  2010056306;
        LITTLE BOY 2, as recorded at Fee No.  2010056307;
        LITTLE BOY 3, as recorded at Fee No.  2010056308;
        BUSTER,  as recorded at Fee No.  2010056309;
        MANHATTAN NO. 1, as recorded at Fee No.  2010056310;
        BLACKFOOT EXTENSION, as recorded at Fee No.  2010056311;
        PROSPERITY NO. 1, as recorded at Fee No.  2010056312;
        BLACK METAL EXTENSION, as recorded at Fee No.  2010056313;
        WALLAPAI QUEEN NO. 1, as recorded at Fee No.  2010056314;
        NIGHTHAWK NO. 3, as recorded at Fee No.  2010056315;
        SCOTTY, as recorded at Fee No.  2010056316;

2. A seventy-five percent (75%) interest in and to the three (3) mining concessions in the project area known as “Monte de El Favor”, these are El Favor, Exploitation title No. 165974 and Guadalupe, Exploitation title No. 183638 and Buenaventura Exploitation title issued No. 218973, which approximate 217.49 hectares in total located in the Municipality of Hostotipaquillo, State of Jalisco, Mexico.